EXHIBIT 1


                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, without par value of Frontstep Systems, Inc., an Ohio corporation and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

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
MORGAN STANLEY                           MORGAN STANLEY DEAN WITTER VENTURE
                                         PARTNERS IV, L.P.
By: /s/ Peter R. Vogelsang
    --------------------------------     By   MSDW Venture Partners IV, L.L.C.
    Name:  Peter R. Vogelsang                 its General Partner
    Title: Authorized Signatory
                                         By   MSDW Venture Partners IV, Inc.
                                              its Member

MSDW VENTURE PARTNERS IV, INC.           By:  /s/ Debra Abramovitz
                                              ----------------------------------
By: /s/ Debra Abramovitz                      Name:  Debra Abramovitz
    --------------------------------          Title: Executive Director
    Name:  Debra Abramovitz
    Title: Executive Director

MSDW VENTURE PARTNERS IV, L.L.C.         MORGAN STANLEY DEAN WITTER VENTURE
                                         INVESTORS IV, L.P.
By  MSDW Venture Partners IV, Inc.
     its Member                          By   MSDW Venture Partners IV, L.L.C.
                                                 its General Partner
By: /s/ Debra Abramovitz
    --------------------------------     By   MSDW Venture Partners IV, Inc.
     Name:  Debra Abramovitz                     its Member
     Title: Executive Director
                                         By:  /s/ Debra Abramovitz
                                              ----------------------------------
                                              Name:  Debra Abramovitz
                                              Title: Executive Director

MORGAN STANLEY DEAN WITTER VENTURE       MORGAN STANLEY DEAN WITTER EQUITY
     OFFSHORE INVESTORS IV, L.P.         FUNDING, INC.

By   MSDW Venture Partners IV, L.L.C.    By:  /s/ James T. Keane
        its General Partner                   ----------------------------------
                                              Title: Vice President
By   MSDW Venture Partners IV, Inc.           Name:  James T. Keane
        its Member

By: /s/ Debra Abramovitz
    --------------------------------
    Name:  Debra Abramovitz
    Title: Executive Director

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ORIGINATORS INVESTMENT PLAN, L.P.        MSDW OIP INVESTORS, INC.

By: MSDW OIP Investors, Inc.,            By: /s/ James T. Keane
      its General Partner                    -----------------------------------
                                             Name:  James T. Keane
                                             Title: Vice President
By: /s/ James T. Keane
    --------------------------------
    Name:  James T. Keane
    Title: Vice President
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